Evoqua Water Technologies Reports Second Quarter 2022 Results
Second Quarter 2022 Financial Highlights:
•Revenue of $426.7 million, an increase of 23.1% compared to the prior year period; organic revenue growth of 10.6%
•Net income of $7.4 million, an increase of 45.1% compared to the prior year period
•Adjusted EBITDA of $73.2 million, an increase of 26.2% compared to the prior year period

PITTSBURGH -- Evoqua Water Technologies (NYSE:AQUA), an industry leader in mission-critical water treatment solutions, today reported results for its second quarter ended March 31, 2022.
Revenue for the second quarter of fiscal year 2022 was $426.7 million, compared to $346.6 million in the prior year period, an increase of 23.1%, or $80.1 million. Organic revenue grew 10.6%, or $36.7 million, driven by higher volume for products and services across most product lines and regions, augmented by favorable price realization. Inorganic revenue contributed $45.4 million, primarily related to our acquisition of the Mar Cor business on January 3, 2022. Revenue was unfavorably impacted $1.7 million related to foreign currency translation. Net income for the quarter was $7.4 million, resulting in diluted earnings per share (“EPS”) of $0.06, as compared to net income of $5.1 million and diluted EPS of $0.04 in the prior year period. The increase in net income of 45.1%, or $2.3 million, was driven by higher revenue volume and related gross profit, partially offset by increased expenses primarily related to recent acquisitions and employment costs. Adjusted EBITDA for the quarter was $73.2 million, as compared to $58.0 million in the prior year period, an increase of 26.2%, or $15.2 million. See the “Use of Non-GAAP Measures” section below for additional information regarding adjusted EBITDA and organic revenue.

“We are pleased to report solid second quarter results driven by strong market demand across multiple regions, product lines and end markets. Our book to bill ratio was again above 1.0, and disciplined pricing execution resulted in price realization outpacing cost inflation in the quarter. Managing material and skilled labor availability remains a daily priority across our business segments,” said Mr. Ron Keating, Evoqua’s CEO.

Mr. Keating continued, “Revenue grew 23% in the quarter, with organic revenue up almost 11% over the prior year. These increases were driven by double digit growth across capital, service and, particularly, aftermarket. Our Mar Cor integration is progressing nicely and is on track to achieve the expected synergies communicated last quarter. On April 1, we purchased the remaining equity position of Frontier Water Systems, following our acquisition of a majority position in the company in October 2019.”

Mr. Keating stated, “With a strong first half of 2022 behind us, we maintain a balanced approach to our outlook. For the second half, we expect strong market demand to continue with our book to bill ratio remaining above 1.0, pricing initiatives to continue producing a positive price/cost, and adjusted free cash flow conversion to be above 100% of adjusted net income. However, supply chain challenges continue to limit visibility of order conversion timing and inflationary pressures are temporarily limiting margin expansion. For our fiscal 2022, we are raising the low end of our revenue and adjusted EBITDA outlook ranges by $20.0 million and $5.0 million, respectively. Our full-year revenue outlook range is now $1.64 to $1.70 billion, while our adjusted EBITDA range is $285 to $300 million.”

A discussion of segment results can be found in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations” within our Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

Second Quarter Earnings Call and Webcast
The Company will hold its second quarter fiscal 2022 earnings conference call Tuesday, May 3, 2022, at 10:00 a.m. E.T. The live audio webcast and presentation slides for the call will be accessible via Evoqua’s Investor Relations website, http://aqua.evoqua.com/.
Participant Details
Dial-In Numbers:
Toll Free US: 800-909-7113
International: +1 785-424-1677
Conference ID: AQUAQ2

The link to the webcast replay as well as the presentation slides will also be posted on Evoqua’s Investor Relations website.

Replay details:
Dial-In-Numbers:
US Toll Free Phone #: 800-839-2383
International Phone #: 402 220 7202
(Conference ID is not needed to access replay)

Replay available: Beginning 1:00 p.m. E.T. on May 3 until 11:59 p.m. ET on May 17, 2022

Webcast Audience URL:
https://event.on24.com/wcc/r/3575284/19B30459985C3E6BA90897FD30333BED
Dissemination of Company Information
The Company intends to make future announcements regarding developments and financial performance through the Investor Relations section of its website, http://aqua.evoqua.com, as well as through press releases, filings with the Securities and Exchange Commission (the “SEC”), conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.
About Evoqua Water Technologies
Evoqua Water Technologies is a leading provider of mission critical water and wastewater treatment solutions, offering a broad portfolio of products, services, and expertise to support industrial, municipal and recreational customers who value water. Evoqua has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, the company operates in more than 150 locations across nine countries. Serving more than 38,000 customers and 200,000 installations worldwide, our employees are united by a common purpose: Transforming Water. Enriching Life.
Non-GAAP Financial Measures
This press release contains financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including adjusted EBITDA and organic revenue. These non-GAAP financial measures are provided as additional information for investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures. For definitions of the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable respective GAAP measures, see the “Use of Non-GAAP Measures” section below.
With respect to forward-looking guidance provided in this press release, we have not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures adjusted EBITDA and adjusted free cash flow conversion as a percentage of adjusted net income to their most directly comparable GAAP financial measures, net income and operating cash flow as a percentage of net income, respectively, because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of, and the periods in which, such items, including foreign exchange impact and certain expenses for which we adjust, may be recognized. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “progress,” “potential,” “predict,” “projection,” “seek,” “should,” “will,” or “would” or the negative thereof or other variations thereon or comparable terminology. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, general global economic and business conditions, including the impacts of the COVID-19 pandemic and geopolitical conflicts, such as the conflict between Russia and Ukraine; our ability to execute projects on budget and on schedule; material, freight, and labor inflation, commodity and component availability constraints, and disruptions in global supply chains and transportation services; the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees; our ability to meet our own and our customers’ safety standards; failure to effectively treat emerging contaminants; our ability to continue to develop or acquire new products, services and solutions that allow us to compete successfully in our markets; our ability to implement our growth strategy, including acquisitions, and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably; our ability to achieve the expected benefits of our restructuring actions; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; our ability to retain our senior management, skilled technical, engineering, sales, and other key personnel and to attract and retain key talent in increasingly competitive labor markets; risks associated with international sales and operations; our ability to adequately protect our intellectual property from third-party infringement; risks related to our contracts with federal, state, and local governments, including risk of termination or modification prior to completion; risks associated with product defects and unanticipated or improper use of our products; our ability to accurately predict the timing of contract awards; risks related to our substantial indebtedness; our increasing dependence on the continuous and reliable operation of our information technology systems; risks related to foreign, federal, state and local environmental, health and safety laws and other applicable laws and regulations and the costs associated therewith; our ability to execute on our strategies related to environmental, social, and governance (“ESG”) matters, and achieve related goals and targets, including as a result of evolving standards, laws, regulations, processes, and assumptions, delayed scientific and technological developments, increased costs, and changes in carbon markets; and other risks and uncertainties, including those listed under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on November 17, 2021, and in other filings we may make from time to time with the SEC. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, expectations for fiscal year 2022, expectations related to customer demand, our book to bill ratio, price/cost, adjusted free cash flow conversion, supply chain challenges, order conversion, inflation, material and labor availability, and general macroeconomic conditions, and expectations with respect to the integration and performance of the recently acquired Mar Cor business, including the realization of expected synergies associated with that business. Any forward-looking statements made in this press release speak only as of the date of this release. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise after the date of this release. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenue from product sales and services	$426,728	$346,564	$792,996	$668,757
Cost of product sales and services	(297,842)	(240,645)	(553,602)	(467,493)
Gross profit	$128,886	$105,919	$239,394	$201,264
General and administrative expense	(66,976)	(52,928)	(124,805)	(95,211)
Sales and marketing expense	(39,859)	(33,830)	(76,308)	(67,758)
Research and development expense	(3,751)	(3,393)	(7,203)	(6,516)
Total operating expenses	$(110,586)	$(90,151)	$(208,316)	$(169,485)
Other operating income, net	1,272	410	2,782	633
Income before interest expense and income taxes	$19,572	$16,178	$33,860	$32,412
Interest expense	(9,950)	(8,395)	(16,529)	(17,068)
Income before income taxes	$9,622	$7,783	$17,331	$15,344
Income tax expense	(2,248)	(2,701)	(3,869)	(3,785)
Net income	$7,374	$5,082	$13,462	$11,559
Net income attributable to non‑controlling interest	44	46	145	90
Net income attributable to Evoqua Water Technologies Corp.	$7,330	$5,036	$13,317	$11,469
Basic income per common share	$0.06	$0.04	$0.11	$0.10
Diluted income per common share	$0.06	$0.04	$0.11	$0.09

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	(Unaudited)
	March 31, 2022	September 30, 2021
ASSETS
Current assets	$777,532	$678,458
Cash and cash equivalents	129,500	146,244
Receivables, net	283,092	277,995
Inventories, net	216,933	158,503
Contract assets	99,502	72,746
Other current assets	48,505	22,970
Property, plant, and equipment, net	395,290	374,988
Goodwill	476,259	407,376
Intangible assets, net	328,024	290,075
Operating lease right-of-use assets, net	49,395	45,521
Other non-current assets	106,061	72,473
Total assets	$2,132,561	$1,868,891
LIABILITIES AND EQUITY
Current liabilities	$430,839	$405,989
Accounts payable	191,122	164,535
Current portion of debt, net of deferred financing fees and discounts	14,219	12,775
Contract liabilities	55,593	55,883
Accrued expenses and other liabilities	158,510	160,367
Other current liabilities	11,395	12,429
Non-current liabilities	1,063,651	880,683
Long-term debt, net of deferred financing fees and discounts	920,343	730,430
Obligation under operating leases	39,995	37,935
Other non-current liabilities	103,313	112,318
Total liabilities	$1,494,490	$1,286,672
Shareholders’ equity
Common stock, par value $0.01: authorized 1,000,000 shares; issued 122,766 shares, outstanding 121,102 at March 31, 2022; issued 122,173 shares, outstanding 120,509 at September 30, 2021	$1,229	$1,223
Treasury stock: 1,664 shares at March 31, 2022 and 1,664 shares at September 30, 2021	(2,837)	(2,837)
Additional paid-in capital	592,105	582,052
Retained earnings (deficit)	2,135	(11,182)
Accumulated other comprehensive income, net of tax	43,846	11,415
Total Evoqua Water Technologies Corp. equity	$636,478	$580,671
Non-controlling interest	1,593	1,548
Total shareholders’ equity	$638,071	$582,219
Total liabilities and shareholders’ equity	$2,132,561	$1,868,891

EVOQUA WATER TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CASH FLOWS (Unaudited)
(In thousands)

	Six Months Ended March 31,
	2022	2021
Operating activities
Net income	$13,462	$11,559
Reconciliation of net income to cash flows provided by operating activities:
Depreciation and amortization	61,156	54,607
Amortization of deferred financing fees (includes $0 and $0 write off of deferred financing fees)	926	1,044
Deferred income taxes	592	476
Share-based compensation	10,589	6,233
(Gain) loss on sale of property, plant and equipment	(61)	807
(Gain) loss on sale of business	(193)	191
Foreign currency exchange losses (gains) on intercompany loans and other non-cash items	3,728	(3,659)
Changes in assets and liabilities	(61,051)	(8,200)
Net cash provided by operating activities	29,148	63,058
Investing activities
Purchase of property, plant, and equipment	(36,320)	(36,297)
Purchase of intangibles	(1,582)	(539)
Proceeds from sale of property, plant, and equipment	1,940	640
Proceeds from sale of business, net of cash of $0 and $0	356	897
Acquisitions, net of cash received $0 and $0	(194,976)	(8,743)
Net cash used in investing activities	(230,582)	(44,042)
Financing activities
Issuance of debt, net of deferred issuance costs	223,793	13,993
Repayment of debt	(33,362)	(10,036)
Repayment of finance lease obligation	(6,571)	(6,901)
Proceeds from issuance of common stock	5,274	13,430
Taxes paid related to net share settlements of share-based compensation awards	(5,144)	(1,863)
Distribution to non‑controlling interest	(100)	(350)
Net cash provided by financing activities	183,890	8,273
Effect of exchange rate changes on cash	800	2,428
Change in cash and cash equivalents	(16,744)	29,717
Cash and cash equivalents
Beginning of period	146,244	193,001
End of period	$129,500	$222,718

Use of Non-GAAP Measures
The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. We use the non-GAAP financial measures EBITDA, adjusted EBITDA, and organic revenue in evaluating the strength and financial performance of our core business.
EBITDA and Adjusted EBITDA
EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, share-based compensation, transaction costs, and other gains, losses and expenses that we believe do not directly reflect our underlying business operations.
Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate and compare operating performance and value companies within our industry. Further, we believe it is helpful in highlighting trends in our operating results and provides greater clarity and comparability period over period to management and our investors regarding the operational impact of long-term strategic decisions relating to capital structure, the tax jurisdictions in which we operate and capital investments. In addition, adjusted EBITDA highlights true business performance by removing the impact of certain items that management believes do not directly reflect our underlying operations and provides investors with greater visibility into the ongoing organic drivers of our business performance.

Management uses adjusted EBITDA to supplement GAAP measures of performance as follows:

•to assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance;
•in our management incentive compensation, which is based in part on components of adjusted EBITDA;
•in certain calculations under our senior secured credit facilities, which use components of adjusted EBITDA;
•to evaluate the effectiveness of our business strategies;
•to make budgeting decisions; and
•to compare our performance against that of other peer companies using similar measures.
In addition to the above, our chief operating decision maker uses adjusted EBITDA of each reportable operating segment to evaluate the operating performance of such segments. Adjusted EBITDA on a segment basis is defined as earnings before depreciation and amortization, adjusted for the impact of certain other items that have been reflected at the segment level. Adjusted EBITDA of the reportable operating segments do not include certain charges that are presented within corporate activities. These charges include certain restructuring and other business transformation charges that have been incurred to align and reposition the Company to the current reporting structure, acquisition related costs (including transaction costs and integration costs) and share-based compensation charges.
EBITDA and Adjusted EBITDA should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP. The financial results prepared in accordance with GAAP and the reconciliations from these results included below should be carefully evaluated. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

The following is a reconciliation of our net income to EBITDA and adjusted EBITDA (unaudited):

	Three Months Ended March 31,			Six Months Ended March 31,
(In millions)	2022	2021	% Variance	2022	2021	% Variance
Net income	$7.4	$5.1	45.1%	$13.5	$11.6	16.4%
Income tax expense	2.2	2.7	(18.5)%	3.9	3.7	5.4%
Interest expense	10.0	8.4	19.0%	16.5	17.1	(3.5)%
Operating profit	$19.6	$16.2	21.0%	$33.9	$32.4	4.6%
Depreciation and amortization	32.6	27.1	20.3%	61.2	54.6	12.1%
EBITDA	$52.2	$43.3	20.6%	$95.1	$87.0	9.3%
Restructuring and related business transformation costs(a)	1.8	5.4	(66.7)%	3.2	7.2	(55.6)%
Purchase accounting adjustment costs(b)	2.6	—	n/a	2.6	—	n/a
Share-based compensation(c)	6.1	3.2	90.6%	11.4	6.3	81.0%
Transaction costs(d)	4.0	0.7	471.4%	4.9	1.3	276.9%
Other losses (gains) and expenses(e)	6.5	5.4	20.4%	10.3	1.0	930.0%
Adjusted EBITDA	$73.2	$58.0	26.2%	$127.5	$102.8	24.0%

(a)Restructuring and related business transformation costs
Adjusted EBITDA is calculated prior to considering certain restructuring or business transformation events. These events may occur over extended periods of time, and in some cases it is reasonably possible that they could reoccur in future periods based on reorganizations of the business, cost reduction or productivity improvement needs, or in response to economic conditions. For the periods presented such events include the following:
(i)Certain costs and expenses in connection with various restructuring initiatives, including severance and other employee-related costs, relocation and facility consolidation costs and third-party consultant costs to assist with these initiatives. This includes:
(A)amounts related to the Company’s restructuring initiatives to reduce the cost structure and rationalize location footprint following the sale of the Memcor product line;
(B)amounts related to the Company’s transition from a three-segment structure to a two-segment operating model designed to better serve the needs of customers worldwide; and
(C)amounts related to various other initiatives implemented to restructure and reorganize our business with the appropriate management team and cost structure.

	Three Months Ended March 31,		Six Months Ended March 31,
(In millions)	2022	2021	2022	2021
Post Memcor divestiture restructuring	$0.6	$3.0	$0.8	$3.9
Cost of product sales and services ("Cost of sales")	0.1	2.3	0.1	3.1
Sales and marketing expense (“S&M expense”)	—	—	—	0.2
General and administrative expense (“G&A expense”)	0.5	0.3	0.7	0.3
Other operating (income) expense	—	0.4	—	0.3
Two-segment restructuring	$0.1	$0.4	$0.3	$0.6
Cost of sales	—	0.2	0.1	0.2
G&A expense	0.1	0.2	0.2	0.4
Various other initiatives	$1.0	$1.5	$1.7	$1.5
Cost of sales	0.5	0.5	0.7	0.5
S&M expense	—	0.1	—	0.1
G&A expense	0.3	0.4	0.8	0.4
Other operating (income) expense	0.2	0.5	0.2	0.5
Total(1)	$1.7	$4.9	$2.8	$6.0
(1)Of which $2.8 million and $5.5 million for the six months ended March 31, 2022 and 2021, respectively, is reflected in restructuring charges in Note 14, “Restructuring and Related Charges,” to our Unaudited Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the six months ended March 31, 2022.

(ii)Legal settlement costs and intellectual property related fees, including fees and settlement costs associated with legacy matters related to product warranty litigation on MEMCOR®(1) products and certain discontinued products. This includes:

	Three Months Ended March 31,		Six Months Ended March 31,
(In millions)	2022	2021	2022	2021
Cost of sales	$0.1	$0.2	$0.2	$0.2
G&A expense	—	0.1	0.2	0.2
Total	$0.1	$0.3	$0.4	$0.4
(1)Memcor ® is a trademark of Rohm & Haas Electronic Materials Singapore Pte. Ltd.

(iii)Expenses associated with our information technology and functional infrastructure transformation, including activities to optimize information technology systems and functional infrastructure processes. This includes:

	Three Months Ended March 31,		Six Months Ended March 31,
(In millions)	2022	2021	2022	2021
Cost of sales	$—	$0.1	$—	$0.1
G&A expense	—	(0.1)	—	0.1
Total	$—	$—	$—	$0.2

(iv)Costs associated with the secondary public offering of common stock held by certain shareholders of the Company, as well as costs incurred by us in connection with establishment of our public company compliance structure and processes, including consultant costs. This includes:

	Three Months Ended March 31,		Six Months Ended March 31,
(In millions)	2022	2021	2022	2021
G&A expense	$—	$0.2	$—	$0.6
Total	$—	$0.2	$—	$0.6
(b)Purchase accounting adjustment costs
Adjusted EBITDA is calculated prior to considering adjustments for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of the acquisition of the Mar Cor Business. See Note 4, “Acquisitions,” to our Unaudited Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three and six months ended March 31, 2022 for further detail.
(c)Share-based compensation
Adjusted EBITDA is calculated prior to considering share-based compensation expenses related to equity awards. See Note 17, “Share-Based Compensation,” to our Unaudited Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three and six months ended March 31, 2022 for further detail.
(d)Transaction related costs
Adjusted EBITDA is calculated prior to considering transaction, integration and restructuring costs associated with business combinations because these costs are unique to each transaction and represent costs that were incurred as a result of the transaction decision. Integration and restructuring costs associated with a business combination may occur over several years and include, but are not limited to, consulting fees, legal fees, certain employee-related costs, facility consolidation and product rationalization costs and fair value changes associated with contingent consideration. This includes:

	Three Months Ended March 31,		Six Months Ended March 31,
(In millions)	2022	2021	2022	2021
Cost of sales	$0.5	$0.1	$0.5	$0.2
G&A expense	3.5	0.6	4.4	1.1
Total	$4.0	$0.7	$4.9	$1.3
(e)Other losses, (gains) and expenses
Adjusted EBITDA is calculated prior to considering certain other significant losses, (gains) and expenses. For the periods presented such events include the following:
(i)impact of foreign exchange gains and losses;
(ii)charges incurred by the Company related to product rationalization in its electro-chlorination business;
(iii)amounts related to the sale of the Memcor product line;
(iv)expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitization and one-time payments to certain employees;
(v)legal fees incurred in excess of amounts covered by the Company’s insurance related to the Securities Litigation and SEC investigation; and
(vi)loss on divestiture of the Lange product line.

Other losses, (gains) and expenses include the following for the periods presented below:

Three Months Ended March 31, 2022
	Other Adjustments
(In millions)	(i)	(ii)	(iii)	(iv)	(v)	(vi)	Total
Cost of sales	$(0.1)	$—	$—	$—	$—	$—	$(0.1)
G&A expense	2.1	—	—	0.1	4.4	—	6.6
Total	$2.0	$—	$—	$0.1	$4.4	$—	$6.5

Three Months Ended March 31, 2021
	Other Adjustments
(In millions)	(i)	(ii)	(iii)	(iv)	(v)	(vi)	Total
Cost of sales	$—	$0.7	$—	$0.1	$—	$—	$0.8
G&A expense	2.9	—	—	0.1	1.4	—	4.4
Other operating (income) expense	—	—	—	—	—	0.2	0.2
Total	$2.9	$0.7	$—	$0.2	$1.4	$0.2	$5.4

Six Months Ended March 31, 2022
	Other Adjustments
(In millions)	(i)	(ii)	(iii)	(iv)	(v)	(vi)	Total
G&A expense	$3.3	$—	$—	$0.1	$6.9	$—	$10.3
Total	$3.3	$—	$—	$0.1	$6.9	$—	$10.3

Six Months Ended March 31, 2021
	Other Adjustments
(In millions)	(i)	(ii)	(iii)	(iv)	(v)	(vi)	Total
Cost of sales	$—	$0.9	$0.2	$0.1	$—	$—	$1.2
G&A expense	(3.9)	—	—	0.2	3.3	—	(0.4)
Other operating (income) expense	—	—	—	—	—	0.2	0.2
Total	$(3.9)	$0.9	$0.2	$0.3	$3.3	$0.2	$1.0

Organic Revenue
Organic revenue is another metric used by management to evaluate the performance of our business. Organic revenue is defined as revenue excluding the impact of foreign currency translation and inorganic revenue. Inorganic revenue represents the impact from acquisitions and divestitures during the first 12 months following the closing of the acquisition or divestiture. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. Management believes that reporting organic revenue provides useful information to investors by helping identify underlying growth trends in our core business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures during the first 12 months following the closing of the acquisition or divestiture because they can obscure underlying business trends and make comparisons of long-term performance difficult between the Company and its peers due to the varying nature, size and number of transactions from period to period.
The following is a reconciliation of total revenue to organic revenue for the three and six months ended March 31, 2022 and 2021.

	Total Revenue			Foreign Currency			Inorganic Revenue(1)			Organic Revenue
	Three Months Ended March 31,		% Variance	Three Months Ended March 31,		% Variance	Three Months Ended March 31,		% Variance	Three Months Ended March 31,		% Variance
(In millions)	2021	2022		2021	2022		2021	2022		2021	2022
Evoqua Water Technologies	$346.6	$426.7	23.1%	n/a	$(1.7)	(0.5)%	$0.3	$45.4	13.0%	$346.3	$383.0	10.6%
Integrated Solutions & Services	$224.2	$294.8	31.5%	n/a	$(0.1)	—%	$0.3	$45.4	20.1%	$223.9	$249.5	11.4%
Applied Product Technologies	$122.4	$131.9	7.8%	n/a	$(1.6)	(1.3)%	$—	$—	—%	$122.4	$133.5	9.1%

	Total Revenue			Foreign Currency			Inorganic Revenue(2)			Organic Revenue
	Six Months Ended March 31,		% Variance	Six Months Ended March 31,		% Variance	Six Months Ended March 31,		% Variance	Six Months Ended March 31,		% Variance
(In millions)	2021	2022		2021	2022		2021	2022		2021	2022
Evoqua Water Technologies	$668.8	$793.0	18.6%	n/a	$(1.3)	(0.1)%	$0.7	$47.7	7.0%	$668.1	$746.6	11.7%
Integrated Solutions & Services	$438.9	$539.9	23.0%	n/a	$0.2	—%	$0.7	$47.7	10.7%	$438.2	$492.0	12.3%
Applied Product Technologies	$229.9	$253.1	10.1%	n/a	$(1.5)	(0.6)%	$—	$—	—%	$229.9	$254.6	10.7%

(1)Includes divestiture of the Lange Product Line on March 1, 2021, acquisition of WCSI on April 1, 2021 and the acquisition of the Mar Cor Business on January 3, 2022.
(2)Includes divestiture of the Lange Product Line on March 1, 2021, acquisition of Ultrapure & Industrial Services on December 17, 2020, acquisition of WCSI on April 1, 2021, and the acquisition of the Mar Cor Business on January 3, 2022.

Contacts
Investors
Dan Brailer
Vice President, Investor Relations
Evoqua Water Technologies
Telephone: 724-720-1605

Email: dan.brailer@evoqua.com

Media
Sarah Brown
Director of Corporate Communications
Evoqua Water Technologies
Telephone: 506-454-5495
Email: sarah.brown@evoqua.com